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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 17, 1999
                                -----------------

                          NEXTLINK Communications, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        000-22939                                        91-1738221
     ---------------                                     ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                        500 108th Avenue N.E., Suite 2200
                           Bellevue, Washington 98004
                        ---------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code:(425) 519-8900


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Events.

     On November 17, 1999, NEXTLINK Communications, Inc. (NASDAQ: NXLK) ("NEXTLINK") sold through a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), $400.0 million of 10 1/2 percent Senior Notes due 2009 and $455.0 million at stated maturity of 12 1/8 percent Senior Discount Notes due 2009 to "qualified institutional investors" as such term is defined in Rule 144A of the Securities Act and outside the United States under Regulation S of the Securities Act. NEXTLINK's received net proceeds from the transactions equal to approximately $639.6 million.

     NEXTLINK intends to use substantially all of the net proceeds from this debt offering to expand the company's networks and services, introduce new technologies and to fund operating losses, working capital and possible acquisitions.

     NEXTLINK proposes to enter into $1,000.0 million of senior secured credit facilities that have been underwritten by a syndicate of banks and other financial institutions. The credit facilities will consist of a $425.0 million tranche A term loan facility, a $150.0 million tranche B term loan facility and a $425.0 million revolving credit facility. NEXTLINK expects that it will borrow $300.0 million under these facilities at the closing of the proposed secured credit facilities. The proposed secured credit facilities are currently in general syndication and are subject to customary conditions for a transaction of this type, including completion of definitive documentation and finalization of terms and conditions. NEXTLINK expects to close the proposed secured credit facilities by the end of 1999.

     All obligations under the credit facilities will be secured by NEXTLINK's telecommunications assets purchased using the proceeds thereof, other assets up to $125.0 million, all intercompany receivables owed to NEXTLINK by its subsidiaries and the stock of NEXTLINK's direct subsidiaries. NEXTLINK's subsidiaries will guarantee $125.0 million of the obligations allocated ratably among the credit facilities.

     The revolving credit facility and the tranche A term loan facility are expected to mature on December 31, 2006, and the tranche B term loan facility is expected to mature on June 30, 2007. The maturity date for each of the facilities is expected to automatically be accelerated to October 31, 2005 unless we have refinanced our $350.0 million 12 1/2% Senior Notes by April 15, 2005.

     Amounts drawn under the revolving credit facility and the term loans are expected to bear interest, at the option of NEXTLINK, at the alternate base rate or reserve-adjusted London Interbank Offered Rate (LIBOR) plus, in each case, applicable margins.


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     The credit agreement will contain customary negative covenants restricting and limiting NEXTLINK's ability to engage in certain activities and customary events of default, including an event of default upon certain changes of control.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEXTLINK COMMUNICATIONS, INC.


Dated: November 18, 1999                By: /s/ R. Bruce Easter, Jr.
                                            ------------------------------
                                            Name: R. Bruce Easter, Jr.
                                            Title:Vice President


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